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                                                                 EXHIBIT 10.2(g)

                               January 31, 2000



  Steven C. Roberts
  76 Piper's Hill Road
  Wilton, CT 06897

  Dear Steve:

             This letter constitutes an amendment to the letter agreement between you and Modem Media . Poppe Tyson, Inc. (the "Company") dated December 15, 1999 regarding benefits due you under certain circumstances as described below. The following language shall be added to the end of Section 2 of that letter agreement:

             "In addition, if the effective date of any such termination of your employment is 6 months or less from your next vesting date, an additional number of options will vest equal to (i) the total number of options that would have vested on your next vesting date, multiplied by (ii) a fraction, the numerator of which equals the number of months from the date of your last vesting and the effective date of your termination of employment, and the denominator of which is 12 ."

             Kindly indicate your agreement to the foregoing by signing in the space provided below.

                                      Very truly yours,
                                      MODEM MEDIA.POPPE TYSON, INC.

                                      By:__________________________
                                      Name:
                                      Title:

  ACCEPTED AND AGREED:


  By:____________________________
             Steven C. Roberts

  Date:__________________________